                                                                    Exhibit 99.2

                  WALT DISNEY INTERNET GROUP SEGMENT RESULTS
                       For the Quarter Ended December 31
                           (unaudited, in thousands)

                                                            1999                             1999
                                             2000        (Pro Forma)        % Change     (As Reported)
                                        ---------------  -------------     -----------   ---------------
Revenues:
     Internet:
          Media                         $   50,165       $   52,405            (4)%       $   30,647
          Commerce                          30,618           21,623            42 %           19,912
                                        ----------       ----------                       ----------
                                            80,783           74,028             9 %           50,559
     Direct Marketing                       46,230           59,579           (22)%           59,579
                                        ----------       ----------                       ----------
                                        $  127,013       $  133,607            (5)%       $  110,138
                                        ==========       ==========                       ==========

Segment operating loss: (1)
     Internet                           $  (67,417)      $  (75,896)           11 %       $  (82,209)
     Direct Marketing                       (5,677)          (6,703)           15 %           (6,703)
                                        ----------       ----------                       ----------
                                        $  (73,094)      $  (82,599)           12 %       $  (88,912)
                                        ==========       ==========                       ==========

The Company evaluates the performance of its operating segments based on segment operating results. A reconciliation of combined segment operating loss to combined loss before income taxes and minority interests is as follows:

                                                                              1999                1999
                                                             2000          (Pro Forma)        (As Reported)
                                                         -----------     ---------------    ----------------
Segment operating loss                                    $  (73,094)        $   (82,599)    $  (88,912)
Amortization of intangible assets                           (182,250)           (233,169)      (114,516)
Corporate and unallocated shared expenses                     (1,875)             (1,805)        (1,805)
Gain on sale of Infoseek Japan K.K.                           21,748                  --             --
Net interest expense                                          (2,426)               (390)        (1,818)
Equity in the loss of investees                               (4,078)                 --        (40,966)
Impairment losses                                           (181,838)                 --             --
                                                          ----------          ----------     ----------
Loss before income taxes and minority interests           $ (423,813)         $ (317,963)    $ (248,017)
                                                          ==========          ==========     ==========

(1) Segment results exclude intangible asset amortization and the gain on the sale of Infoseek Japan K.K. Segment EBITDA, which also excludes depreciation, is as follows:

                                                                                1999                 1999
                                                              2000           (Pro Forma)        (As Reported)
                                                         --------------    ---------------      -------------
     Internet                                              $  (58,093)        $  (70,044)        $ (78,238)
     Direct Marketing                                          (4,986)            (5,751)           (5,751)
                                                          -----------         ----------         ---------
                                                           $  (63,079)        $  (75,795)        $ (83,989)
                                                           ==========         ==========         =========

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